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                                                                    EXHIBIT 21.1

                      THE CONCOURS GROUP, INC. SUBSIDIARIES


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

          NAME                                     JURISDICTION OF INCORPORATION
          ----                                     -----------------------------
The Concours Group UK Limited                            United Kingdom


The Concours Group BV                                    Netherlands


Inforesma AB                                             Sweden


Concours-Cepro AB                                        Sweden


The Concours Group ambH                                  Germany


The Concours Group SAS                                   France
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